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                                                                       EXHIBIT C


                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                (Scott D. Peters)

                                November 7, 1999

     THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is dated as of November 7, 1999, between Golf Trust of America, Inc., a Maryland corporation, having its principal place of business at 14 North Adger's Wharf, Charleston, South Carolina 29401 (the "Company"), and Scott D. Peters, an individual residing at the address set forth below his name on the signature page hereof (the "Executive").

     COMPANY AND EXECUTIVE ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

     A. the Executive has been an executive of the Company employed under that certain Employment Agreement dated as of February 7, 1997 and amended and restated as of July 25, 1997 (the "Original Agreement"), which employment commenced on the date of the closing of the Company's initial public offering, February 12, 1997 (the "Commencement Date");

     B. the Executive desires to remain in the employ of the Company;

     C. the Company values Executive's knowledge and familiarity with the business of the Company and desires to assure itself of the continued services of Executive; and

     D. Company and Executive desire to amend and restate the Original Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Executive agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

     2. Term. The employment of the Executive by the Company as provided in
Section 1 above will commence on the Commencement Date, and will terminate on February 7, 2003 (such term being the "Original Term"), unless earlier terminated pursuant to the provisions of Section 5 of this Agreement. On the final day of the Original Term and on each one (1) year anniversary thereafter (each an "Extension Date"), the term of this Agreement shall be extended automatically to commence on the Extension Date and terminate on the two (2) year anniversary of the Extension Date (each such period being a "Renewal Term"), unless written notice that this Agreement will not be so extended is given by either party to the other at least two (2) years prior to the Extension Date. The Original Term and any Renewal Terms, in their full duration, are herein individually referred to as "Employment Terms," and the period of the Executive's employment under this Agreement consisting of the Original Term and all Renewal Terms, except as may be terminated early pursuant to Section 5, is herein referred to as the "Employment Period."


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     3. Position.

          (a) Title and Position. During the Employment Period, the Executive shall be employed as an executive officer of the Company with the title of Senior Vice President and Chief Financial Officer or in such other executive position as the Board of Directors of the Company (the "Board") may from time to time determine with the consent of the Executive. In the performance of his duties as an officer, the Executive shall be subject to the direction of the Board and the President and shall not be required to take direction from or report to any other person unless otherwise directed by the Board or the President. The Executive's duties and authority shall be commensurate with his title and position with the Company.

          (b) Place of Employment. During the term of this Agreement, the Executive shall perform the services required by this Agreement at the Company's place of business in Charleston, South Carolina; provided, however, that the Company may require the Executive to travel to other locations on the Company's business.

          (c) Duties. The Executive shall devote commercially reasonable efforts and substantially full working time and attention to the promotion and advancement of the Company and its welfare. The Executive shall serve the Company faithfully and to the best of his ability, and shall perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to him from time to time by or under, and in accordance with, the authority and direction of the Board. The Company shall retain the right to direct and control the means and methods by which the Executive performs the above services.

          (d) Other Activities. Except with the prior written approval of the Board (which the Board may grant or withhold in its sole and absolute discretion) and except as may be set forth in Section 9 of this Agreement, the Executive, during the Employment Period, will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted
(i) to undertake the activities set forth in Section 9, and (ii) to make any other passive personal investment that is not in a business activity competitive with the Company.

     4. Compensation and Related Matters.

          (a) Base Salary. Prior to July 1, 1997, the Company shall pay the Executive a base salary at a rate of one hundred twenty-five thousand dollars ($125,000) per year. Beginning July 1, 1997, the Company shall pay the Executive a base salary at a rate of one hundred fifty thousand dollars ($150,000) per year through the end of the first calendar year of the Original Term. The Executive's base salary for each succeeding calendar year shall, at a minimum, be increased over the salary in effect at the end of the immediately preceding year by a factor measured by the increase, if any, in the Consumer Price Index for Wage Earners and Clerical Workers (as published by the Bureau of Labor Statistics). The base salary may further be increased, but not decreased, in succeeding years by an amount determined by the Compensation Committee of the Board. All salary shall be paid according to the standard payroll practices of the Company (regarding, e.g., timing of payments, standard employee deductions, income tax withholdings, social security deductions, and etc.) as in place from time to time.

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          (b) Business Expenses. The Company shall reimburse the Executive for personal expenditures incurred in connection with the conduct of the Company's business upon presentation of sufficient evidence of such expenditures as may be required by the Company's policies as in place from time to time.

          (c) Benefit Plan Eligibility. During the Employment Period, the Executive shall be entitled to participate in any benefit plans that are made generally available to executive officers of the Company from time to time, including, without limitation, any deferred compensation, health, dental, life insurance, long-term disability insurance, retirement, pension or 401(k) savings plan. Nothing in this Section 4(c) is intended, or shall be construed, to require the Company to institute or to continue any, or any particular, plan or benefit.

          (d) Performance Bonus. The Compensation Committee of the Board may establish and administer a performance bonus program for the Executive to provide for payment of a (cash and/or non-cash consideration) bonus to the Executive upon the achievement of certain performance objectives to be established by the Compensation Committee for the Executive. If such a program is established, the Compensation Committee of the Board shall monitor, review and modify the program from time to time as necessary to reflect the Executive's contributions to the Company.

          (e) Stock Incentive Plan. The Compensation Committee of the Board shall establish and administer one or more stock-based incentive plans in which the Executive shall be eligible to participate according to their terms; provided, however, that the Board of Directors shall approve, prior to the completion of the Company's initial public offering, a grant of options to the Executive to purchase up to forty thousand (40,000) shares of the Company's common stock, which options shall vest in three (3) equal installments commencing upon the first anniversary of the date of grant and each of the two
(2) years thereafter, and shall be exercisable for ten (10) years from the date of grant at the fair market value of the common stock on the date of grant.

          (f) Fringe Benefits. The Executive will be entitled to fringe benefits as may be determined or granted from time-to-time by the Board or by the President acting under the authority of the Board; provided, however, that the Company shall provide the fringe benefits authorized by the Board on April 25, 1997 (which resolution is attached to this Agreement as Exhibit A) and shall not reduce or modify those benefits in a manner adverse to the Executive without the written consent of the Executive.

          (g) Vacation and Holidays. The Executive shall be entitled to four (4) weeks (twenty (20) business days) of paid vacation time in each calendar year on a pro-rated basis. The Executive shall be entitled to all paid Company holidays.

          (h) Directors and Officers Insurance and Indemnification. The Company shall maintain insurance to insure the Executive against any claim arising out of an alleged wrongful act by the Executive while acting as a director or officer of the Company. The Company shall further indemnify and exculpate from money damages the Executive to the fullest extent permitted under applicable law.

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          (i) Performance Reviews. At the end of each fiscal year, the Board or the Compensation Committee thereof will review the Executive's job performance and will provide the Executive a written review of the Executive's job performance during the prior year and implement any Board authorized revisions to the Executive's position, compensation and duties at the Company; provided, however, that the provisions set forth in this Agreement with respect to the Executive's compensation, and other terms and conditions of the Executive's employment at the Company shall not be modified by the Board in a manner which would result in less favorable or less beneficial terms or conditions thereof being imposed on the Executive without the Executive's full concurrence and consent.

          (j) Moving and Temporary Living Expenses. The Company shall reimburse the Executive for reasonable personal expenditures incurred in connection with the move of his household goods from Los Angeles, California to Charleston, South Carolina, including two trips by the Executive's wife to visit Charleston for relocation purposes, upon presentation of sufficient evidence of such expenditures as may reasonably be required by the Company. Employee will be paid an additional allowance of One Thousand Five Hundred Dollars ($1500.00) per month for temporary living expenses from the Commencement Date through the earlier of (i) June 30, 1997 or (ii) the date on which Executive acquires permanent housing in the Charleston, South Carolina area.

     5. Termination. The Executive's employment hereunder shall be, or may be, as the case may be, terminated under the following circumstances:

          (a) Death. The Executive's employment under this Agreement shall terminate upon his death.

          (b) Disability. The Executive's employment under this Agreement shall terminate upon the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than one hundred twenty (120) days during any one hundred eighty (180) day period.

          (c) Employment-At-Will; Termination by Company for Any Reason. The Executive's employment hereunder is "at will" and may be terminated by the Company at any time with or without Good Reason (as defined in Section 7(c) below), by the President or a majority vote of all of the members of the Board of Directors upon written Notice of Termination (as defined below) to Employee, subject only to the severance provisions specifically set forth in Section 7 below.

          (d) Voluntary Resignation. The Executive may voluntarily resign his position and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall in any event, be at least ten (10) days and no more than thirty (30) days from the date the Notice of Resignation is delivered to the Company. The Notice of Resignation shall be sufficient notice under Section 2 above to prevent the automatic extension of this Agreement, if timely given according to the terms of Section 2.

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          (e) Notice. Any termination of the Executive's employment by the
Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The Notice of Termination shall be sufficient notice under Section 2 above to prevent the automatic extension of this Agreement, if timely given according to the terms of Section 2.

          (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(b), above; (iii) if the Executive's employment is terminated by the Company for Good Reason or without Good Reason by the Company pursuant to Section 5(c) above, the date specified in the Notice of Termination; and (iv) if the Executive voluntarily resigns pursuant to Section 5(d) above, the Date of Resignation set forth in the Notice of Resignation.

     6. Obligations Upon Termination.

          (a) Return of Property. The Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period.

          (b) Complete Resignation. Upon the expiration of the Employment Period or any termination of employment under Section 5 above, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any of its subsidiaries.

          (c) Survival of Representations, Warranties, Covenants and Other Provisions. The representations and warranties contained in this Agreement and the parties' obligations under this Section 6 and Sections 7 through 9 and 16 through 18, inclusively, shall survive termination of the Employment Period and the expiration of this Agreement.

          (d) Release. In exchange for the Company entering into this Agreement, the Executive agrees that, at the time of his resignation or termination from the Company, he will resign from the Board and will execute a release acceptable to the Company of all liability of the Company and its officers, shareholders, employees and directors to the Executive in connection with or arising out of his employment with the Company, except with respect to (i) any then-vested rights under any of the Company's stock incentive plans or in connection with other stock-based compensation; (ii) any deferred compensation held in trust under the Company's Deferred Compensation Plan; (iii) any Severance Payments or benefits which may be payable to him under Section 7 or other provisions of this Agreement; and (iv) any continuation of health or other benefit plans in accordance with this Agreement or as may be required by law.

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     7. Compensation Upon Termination. The Executive shall be entitled to the following post-termination payments and no others:

          (a) Death. If the Executive's employment is terminated by reason of death pursuant to Section 5(a), the Company shall pay the Executive his base salary payable under Section 4(a) as in effect on the Date of Termination plus the greater of (1) the average value of the cash and non-cash consideration received by Executive as a performance bonus in years 1997, 1998 and 1999 or (2) the value of the most recent year's annual cash and non-cash consideration received by Executive as a performance bonus (the "Severance Payments"), paid in semi-monthly installments for the greater of (i) three (3) years following the Date of Termination, or (ii) the time period beginning on the Date of Termination and ending on the final day of the final Employment Term determined according to Section 2, above. In addition, immediately prior to the Date of Termination the vesting of all stock-related compensation previously granted to the Executive shall be accelerated such that none of such compensation is subject to forfeiture and such that any stock options or similar rights previously granted to the Executive shall become immediately vested and exercisable; provided, however, that all stock-related compensation shall be subject to the plan under which it was granted, if any, as such plan may be amended from time to time in accordance with its terms. In addition, during the greater of the time periods in the preceding clauses (i) and (ii), the Executive, his estate and dependents shall continue to participate, at their option, in all benefit plans described in Section 4(c) and shall continue to receive all fringe benefits described in Section 4(f) in each case substantially comparable to those in effect on the day before the Date of Termination. Thereafter, at their own expense, the Executive's dependents shall be entitled to any continuation of health insurance coverage rights required by any applicable law.

          (b) Disability. If the Executive's employment is terminated by reason of disability pursuant to Section 5(b), the Executive shall receive Severance Payments paid in semi-monthly installments for the greater of (i) three (3) years following the Date of Termination, or (ii) the time period beginning on the Date of Termination and ending on the final day of the final Employment Term determined according to Section 2, above; provided, however, that Severance Payments otherwise payable to the Executive under this Section 7(b) shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such Severance Payment under any disability benefit plan of the Company. In addition, immediately prior to the Date of Termination the vesting of all stock-related compensation previously granted to the Executive shall be accelerated such that none of such compensation is subject to forfeiture and such that any stock options or similar rights previously granted to the Executive shall become immediately vested and exercisable; provided, however, that all stock-related compensation shall be subject to the plan under which it was granted, if any, as such plan may be amended from time to time in accordance with its terms. In addition, during the greater of the time periods in the preceding clauses (i) and (ii), the Executive shall continue to participate, at his option, in all benefit plans described in Section 4(c) and shall continue to receive all fringe benefits described in Section 4(f) in each case substantially comparable to those in effect on the day before the Date of Termination. Thereafter, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights required by any applicable law.

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          (c) Termination by Company.

               (i) For Good Reason. If the Executive's employment is terminated by the Company pursuant to Section 5(c) for Good Reason (as defined below), the Company shall pay the Executive his base salary and any bonus due and payable pursuant to Section 4(d) through the Date of Termination. In addition, the Executive shall be entitled to retain such stock-based compensation (including, without limitation, shares of restricted stock and/or options to purchase securities of the Company granted or sold to the Executive pursuant to the terms and conditions of any of the Company's stock incentive plans or otherwise) as has vested as of the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights required by any applicable law.

               (ii) Without Good Reason. If the Executive's employment is terminated by the Company pursuant to Section 5(c) without any Good Reason, the Company shall pay to the Executive the Severance Payments in semi-monthly installments for the greater of (A) three (3) years following the Date of Termination, or (B) the time period beginning on the Date of Termination and ending on the final day of the final Employment Term determined according to
Section 2, above. In addition, immediately prior to the Date of Termination the vesting of all stock-related compensation previously granted to the Executive shall be accelerated such that none of such compensation is subject to forfeiture and such that any stock options or similar rights previously granted to the Executive shall become immediately vested and exercisable; provided, however, that all stock-related compensation shall be subject to the plan under which it was granted, if any, as such plan may be amended from time to time in accordance with its terms. In addition, during the greater of the time periods in the preceding clauses (A) and (B), the Executive shall continue to participate, at his option, in all benefit plans described in Section 4(c) and shall continue to receive all fringe benefits described in Section 4(f) in each case substantially comparable to those in effect on the day before the Date of Termination. Thereafter, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights required by any applicable law.

               (iii) "Good Reason" means a finding by the Board that (A) the Executive materially breached any of the material terms of this Agreement; or
(B) the Executive acted with gross negligence, willful misconduct or fraudulently in the performance of his duties hereunder.

          (d) Voluntary Resignation.

               (i) For Good Cause. If the Executive terminates his employment with the Company pursuant to Section 5(d) for Good Cause (as defined below), the Company shall pay the Executive the Severance Payments in semi-monthly installments for the greater of (A) three (3) years following the Date of Termination, or (B) the time period beginning on the Date of Termination and ending on the final day of the final Employment Term determined according to
Section 2, above.. In addition, immediately prior to the Date of Termination the vesting of all stock-related compensation previously granted to the Executive shall be accelerated such that none of such compensation is subject to forfeiture and such that any stock options or similar rights previously granted to the Executive shall become immediately vested and exercisable; provided, however, that all stock-related compensation shall be subject to the plan under which it was granted, if any, as such plan may be amended from time to time in accordance with its terms. In addition, during the greater of the time periods in the preceding clauses (A) and (B), the Executive shall continue to participate, at his option, in all benefit plans described in Section 4(c) and pursuant thereto shall receive benefits substantially comparable to those in effect on the day before the Date of Resignation. Thereafter, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights required by any applicable law.

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               (ii) Without Good Cause. If the Executive terminates his
employment with the Company pursuant to Section 5(g) without Good Cause, the Company shall have no obligation to compensate the Executive following the Date of Resignation. However, the Executive shall be entitled to retain such stock-based compensation (including, without limitation, shares of restricted stock and/or options to purchase securities of the Company granted or sold to the Executive pursuant to the terms and conditions of any of the Company's stock incentive plans or otherwise) as has vested as of the Date of Termination. In any event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights required by any applicable law.

               (iii) "Good Cause" means the occurrence, without the express written consent of the Executive, of any of the following events, unless such event is substantially corrected within ninety (90) days following written notification by Executive to the Company that he intends to terminate his employment under this Agreement because of such event:

     (A) any reduction or diminution in the compensation, benefits or responsibilities of the Executive;

     (B) any material breach or material default by the Company under any material provision of this Agreement;

     (C) any relocation of the Company's principal place of business from Charleston County, South Carolina; or

     (D)  any Change in Control (as defined below).

               (iv) "Change in Control" means the occurrence of any of the following events after the effective date of the first initial public offering of the Company's common stock:

     (A) the Board adopts a plan relating to the liquidation or dissolution or merger of the Company;

     (B) a Person (as defined below) directly or indirectly becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934) of more than twenty-five percent (25%) of the total voting power of the total outstanding voting securities of the Company on a fully diluted basis; provided, however, that beneficial ownership of partnership units in Golf Trust of America, L.P. shall not be considered beneficial ownership of voting securities of the Company;

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     (C)  a Person directly or indirectly acquires or agrees to acquire all or substantially all of the assets and business of the Company;

     (D) for any reason during any period of two (2) consecutive years (not including any period prior to the date of this Agreement) a majority of the Board is constituted by individuals other than (1) individuals who were directors immediately prior to the beginning of such period, and (2) new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors immediately prior to the beginning of the period or whose election or nomination for election was previously so approved.

               (v) For purposes of this Section 7(d), "Person" means any natural person, corporation, or any other entity; provided, however, that the term "Person" shall not include any shareholder or employee of the company on the date immediately prior to the initial public offering of the Company's common stock or any estate or member of the immediate family of such a shareholder or employee.

          (e) In the event of any termination pursuant to Section 5, the Executive shall be entitled to retain any and all options to purchase securities of the Company granted to the Executive pursuant to the terms and conditions of any of the Company's stock incentive plans or otherwise that have vested as of the date of such termination.

          (f) Any Severance Payments made pursuant to this Section 7 shall be payable in equal semi-monthly installments over the required duration set forth herein.

          (g) If, in spite of the provisions above entitling the Executive to benefits under any benefit plan, such benefits are not payable or provideable under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Company, then the Company shall independently pay or provide for payment of such benefits for the remainder of the Employment Term.

          (h) The continuing obligation of the Company to make any Severance Payment to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 6, 8 and 9 of this Agreement following termination of his employment with the Company.

          (i) In the event that any payment by or on behalf of the Company or Golf Trust of America, L.P. to Executive (whether or not such payment is required under this Agreement) qualifies as an "excess parachute payment" under
Section 280G or Section 4999 of the Internal Revenue Code of 1986, as amended (the "Tax Code"), the Company shall make additional payments in cash to Executive (so called "gross-up payments") so that the Executive is put in the same after-tax position as he would have been in had no excise tax been imposed by Section 4999 of the Tax Code (or any successor or similar provision).

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     8. Covenant of Confidentiality. In addition to the agreements set forth in
Section 6, the Executive hereby agrees that the Executive will not, during the Employment Period or for one (1) year thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information. As used in this Agreement, "Confidential Information" means: non-public information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the Company's subsidiaries, affiliates and partners thereof, owners, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to properties that the Company or any of its affiliates, subsidiaries or partners thereof owns or may be considering acquiring an interest in; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of, any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity, or (iii) the Executive is required by law to disclose to a third party.

     9. Covenant Not to Compete.

          (a) The Executive agrees that during the Employment Period he will devote substantially his full working time to the business of the Company and will not engage in any competitive business. Subject to such full-time requirement and the other restrictions set forth in this Section 9 and Section 3(d) above, the Executive shall be permitted to continue his existing business investments and activities and may pursue additional business investments. Without limiting the foregoing, the Executive specifically covenants that during and after his employment with the company he shall not:

               (i) compete directly with the Company in a business similar to that of the Company;

               (ii) compete directly or indirectly with the Company, its subsidiaries and/or partners thereof with respect to any acquisition or development of any real estate project undertaken or being considered by the Company, its subsidiaries and/or partners thereof at the end of Executive's Employment Period;

               (iii) lend or allow his name or reputation to be used by or in connection with any business competitive with the Company, its subsidiaries and/or partners thereof; or

               (iv) intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company, its subsidiaries and/or partners thereof, and any lessee, tenant, supplier, contractor, lender, employee or governmental agency or authority.

          (b) The provisions of this Section 9 shall survive for one year and no longer following the termination of the Employment Period regardless of whether such termination is for Good Cause or without Good Reason or otherwise; provided, however, that if the Executive resigns or is terminated during the twelve months following a Change in Control (as defined in Section 7(d)) then the provisions of this Section 9 shall not survive the Executive's resignation or termination.

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     10. Injunctive Relief and Enforcement. In the event of breach by the
Executive of the terms of Sections 6, 8 or 9, the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 6, 8 or 9 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 6, 8 or 9 may be inadequate. In addition, in the event the agreements set forth in Sections 6, 8 or 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

     11. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Executive:                Scott D. Peters
                                    2758 Christ Church Court
                                    Mt. Pleasant, South Carolina  29464
                                    telecopy:  (843) 971-7487

If to the Company:                  Golf Trust of America, Inc.
                                    14 North Adger's Wharf
                                    Charleston, South Carolina  29401
                                    telecopy: (843) 723-0479

With a copy to:                     O'Melveny & Myers LLP
                                    Embarcadero Center West
                                    275 Battery Street, Suite 2600
                                    San Francisco, California 94111-3305
                                    Attention: Peter T. Healy, Esq.
                                    telecopy: (415) 984-8701


or to such other address as any such party may furnish to the others from time to time in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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

     12. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 6, 8 or 9 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

     13. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

     14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     16. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of South Carolina (without reference to the choice of law provisions of the State of South Carolina), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     17. LIMITATION ON LIABILITIES. IF EITHER THE EXECUTIVE OR THE COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES, AND
(II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS NATURAL TERM OR THROUGH ANY SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

     18. WAIVER OF JURY TRIAL. TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

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

     19. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby and no representations promises agreements or understandings written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

     20. Executive's Acknowledgment. The Executive acknowledges (a) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first written above.

                                       "COMPANY"

                                       GOLF TRUST OF AMERICA, INC., a Maryland
                                       corporation


                                       By:______________________________________
                                           W. Bradley Blair, II
                                           President and Chief Executive Officer



                                       "EXECUTIVE"


                                       _________________________________________
                                       SCOTT D. PETERS

                                         Residing at:

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

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



                                    EXHIBIT A

                         Board Minutes of April 25, 1997

14.  Compensation Committee Matters

     Mr. Chapman, Chairman of the Compensation Committee, led a discussion of compensation matters.

     a.   Approval of Benefit Plans

          After discussion, upon motion duly made, seconded and unanimously carried, the following recitals and resolutions were adopted by the
          Board:

          WHEREAS, the employment agreements between the Company and W. Bradley Blair, II, David J. Dick and Scott D. Peters (collectively the "Executives") contemplate but do not require that the Company will establish certain benefit plans for its Executives;

          WHEREAS, this Board of Directors deems it advisable and in the best interest of the Company and its shareholders to make certain benefit plans available to the Executives; and

          WHEREAS, this Board of Directors deems it appropriate to direct the provision of certain employee benefits and the adoption of certain benefit plans;

          NOW, THEREFORE, BE IT RESOLVED, that the Company shall offer the following benefits to each of the Executives:

          1. Financial planning, tax compliance assistance and related services (to be provided initially by the Company's accountant, and thereafter by such provider as the President shall select);

          2.   Accidental death and dismemberment insurance plan;

          3.   Long-term disability insurance (at 50% of employee's salary);

          4. Payment of, or reimbursement for, professional association dues, professional licensing fees, continuing education tuition and associated expenses.

          RESOLVED FURTHER, that the Company shall provide the following benefits to each of the Executives with the frequency or in the amounts indicated:

          1. Full health exam and medical testing available on the following basis:

                             Blair:           Annually
                             Dick:            Bi-Annually
                             Peters:          Bi-Annually

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

          2. Automobile allowances in the following amounts or, at the Compensation Committee's option and on such terms and conditions as the Compensation Committee shall specify, use of Company automobiles:

                             Blair:           $1000/month
                             Dick:            $800/month
                             Peters:          $600/month

          RESOLVED FURTHER, that the enumeration of benefits in these resolutions is non-exclusive and shall not be construed to limit the availability of other benefits for which the Executives or any of them are otherwise eligible.

          RESOLVED FURTHER, that W. Bradley Blair, II and such other officers as he may from time to time designate be, and hereby are, authorized and empowered on behalf of and by the Company and in its name to enter into contracts with providers of the above benefit packages as each shall deem advisable to accomplish the purposes of these resolutions.

          RESOLVED FURTHER, that each of the officers of this Company be, and hereby is, authorized and empowered on behalf of this Company and in its name to execute any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things as such officers may in their discretion deem necessary or appropriate to carry out the purposes of each of the foregoing resolutions, the execution and delivery of such documents and the taking of such actions to be conclusive evidence of the necessity or appropriateness thereof.

          RESOLVED FURTHER, that any and all actions heretofore or hereafter taken by any appropriate officer or authorized representative of this Company within the terms or intent of any of the foregoing resolutions be, and hereby are, ratified and confirmed as the act and deed of this Company.


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